UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

SHADE DOWN UNDER, INC. (Exact name of registrant as specified in its charter)

Nevada	333-151179	59-3842098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1530 South Val Vista Drive Suite 106-100 Gilbert, Arizona 85521 (Address of principal executive office)

(480) 663-3166 (Registrant’s telephone number, including area code)

428 South Gilbert Road, Suite 109, Gilbert, Arizona 85251 (480) 733-6700 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On December 17, 2008, the Company inadvertently and prematurely filed a draft of its Form 10-Q for the second quarter ending June 30, 2008 and its third quarter ending September 30, 2008. The filings were undertaken before its independent accountant could review the financial statements.

          The Company's President and the Company's Board of Directors were informed of the error cited above by our independent auditor immediately. Specifically, we were informed by phone call on December 18, 2008, that the independent accountant had not completed their review of the financial statements. Management made these filings under the erroneous assumption that they had prior approval from their independent accountant. Management has implemented a subsequent policy to confirm that no quarterly or annual financial statements be filed without written confirmation from our independent accountant of their completion of their review or consent, as appropriate. The Company's Board of Directors, in the absence of an audit committee, or authorized officer or officers, discussed with the independent accountant the matters disclosed in the filing pursuant to the Item 4.02(b) of Form 8-K.

          As a result, the financial statements contained in the above mentioned Form 10-Qs should not be relied upon. The Company shall file amended filings that have been approved by our independent auditor as soon as possible.

          A copy of this Form 8-K has been provided to our independent accountant requesting that the they write a letter, addressed to the U.S. Securities and Exchange Commission, stating whether they agree with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects to which it does not agree. The letter from Moore & Associates is hereby submitted as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHADE DOWN UNDER, INC.

Date: January 15, 2009	By: /s/ Nathaniel Allen
Nathaniel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description

16.1

Letter from Moore & Associates, Chartered